[Letterhead  of  Coopers  &Lybrand]



     CONSENT  OF  INDEPENDENT  ACCOUNTANTS

To  the  Board  of  Directors  of
 WNL  Series  Trust:

     We consent to the incorporation by reference in Amendment No. 3 to the Registration Statement of WNL Series Trust on Form N-1A of our reports dated February 10, 1997, on our audits of the financial statements and the financial highlights of BEA Growth Income Portfolio, BlackRock Managed Bond Portfolio, Credit Suisse International Equity Portfolio, EliteValue Asset Allocation Portfolio, Global Advisors Growth Equity Portfolio, Global Advisors Money Market Portfolio, Salomon Brothers U. S. Government Securities Portfolio and Van Kampen American Capital Emerging Growth Portfolio, which reports are included in the Annual Reports to Shareholders for the period or year ended December 31, 1996, respectively, which are incorporated by reference in the Amendment to the Registration Statement. We also consent to the references to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.


     /s/  Coopers  &  Lybrand  L.L.P.
     --------------------------------
Boston,  Massachusetts                              COOPERS  &  LYBRAND L.L.P.
April  30,  1997